Exhibit 23

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S−3 (Nos. 333−129292 and 333−208235) and Registration Statements on Form S−8 (Nos. 333−32393, 333−52862, 333−62550, 333−67180, 333−67284, 333−84561, 333−124449, 333−150457, 333−166376, 333−188116,  333−204061 and 333-217518) of Ball Corporation of our report dated February 22, 2019 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10−K.

/s/ PricewaterhouseCoopers LLP

Denver, Colorado

February 22, 2019